As filed with the Securities and Exchange Commission on June 5, 2008
Registration No. 333-145535

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8 REGISTRATION STATEMENT NO. 333-145535
Under
The Securities Act of 1933

Sirtris Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-1410189
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)
200 Technology Square
Cambridge, MA 02139
(617) 252-6920
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Amended and Restated 2004 Incentive Plan
(Full Titles of Plans)

Christoph Westphal, M.D., Ph.D.
President and Chief Executive Officer
200 Technology Square
Cambridge, MA 02139
(617) 252-6920
(Name, Address and Telephone Number of Person Authorized to Receive Notices
and Communications on Behalf of the Person(s) Filing Statement)
With a copy to:
Marc Rubenstein, Esq.
Ropes & Gray LLP
One International Place
Boston, Massachusetts 02110
(617) 951-7000

DEREGISTRATION OF UNSOLD SECURITIES
     This Post-Effective Amendment relates to the following Registration Statement on Form S-8 of Sirtris Pharmaceuticals Inc. (the “Company”) (the “Registration Statement”):
     File No. 333-145535, pertaining to the registration of 3,284,620 shares of common stock, par value $0.001 per share of the Company (“Common Stock”), which was filed with the Securities and Exchange Commission (the “SEC”) and became effective on August 17, 2007;
     On April 22, 2008, the Company, Fountain Acquisition Corporation (“Purchaser”), a Delaware corporation and a wholly-owned subsidiary of SmithKline Beecham Corporation, a Pennsylvania corporation (“Parent”) and a wholly-owned subsidiary of GlaxoSmithKline plc, a public limited company organized under the laws of England and Wales (“GSK”), entered into an Agreement and Plan of Merger which contemplated that Purchaser would merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). The Merger became effective on June 5, 2008 at 5:00 p.m., New York City time as a result of the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware.
     As a result of the Merger, the offerings pursuant to the Registration Statement have been terminated. In accordance with undertakings made by the Company in the Registration Statement to remove from registration, by means of post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Company hereby removes from registration the securities of the Company registered but unsold under the Registration Statement.

SIGNATURES

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, Sirtris Pharmaceuticals, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Cambridge, Commonwealth of Massachusetts, on June 5, 2008.

SIRTRIS PHARMACEUTICALS, INC.

By:	/s/ Christoph Westphal

Name:	Christoph Westphal
Title:	President, Chief Executive Officer and Vice Chairman
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment has been signed by the following persons, in the capacities indicated, as of June 5, 2008.

Signature	Title

/s/ Christoph Westphal	President, Chief Executive Officer and Vice Chairman
Christoph Westphal

Principal Financial Officer
* Garen Bohlin

Principal Accounting Officer
* Paul Brannelly

Director
* Richard Aldrich

Director
* John Clarke

Director
* Jeffrey Capello

Director
* Paul Friedman

Director
* Stephen Hoffman

Director
* Richard Pops
Director

* Paul Schimmel

Director
* David Sinclair

* By:	/s/ Christoph Westphal Christoph Westphal
As Attorney-in-Fact